Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 20, 2001, on our audit of the financial statements of CyPost Corp. as of December 31, 2000, which report is included in the Annual Report on Form 10-KSB for the year ended December 31, 2000.

SIGNED

/s/ Goodswartz, Brown & Berns
December 11, 2001

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2000, on our audit of the financial statements of CyPost Corp. as of December 31, 1999, which report is included in the Annual Report on Form 10-KSB for the year ended December 31, 1999.

SIGNED

/s/ Arthur Andersen, LLP
December 11, 2001